EXHIBIT 99

For Immediate Release

Thursday, October 12, 2006

Contact:	David G. Ratz, Executive Vice President
(740) 286-3283

Oak Hill Financial Reports 3rd Quarter Results

Jackson, Ohio -- Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) today reported net earnings for the three months ended September 30, 2006 of $3,180,000, or $0.58 per diluted share. The third quarter 2006 earnings compare to the $3,939,000, or $0.68 per diluted share, in net earnings that the company recorded for the quarter ended September 30, 2005.

For the nine months ended September 30, 2006, Oak Hill Financial recorded net earnings of $9,668,000, or $1.74 per diluted share, as compared to the $7,800,000, or $1.34 per diluted share, in net earnings for the first nine months of 2005.

The net earnings for the third quarter and first nine months of 2005 include gains of $24,000 and $205,000, respectively, on the sale of a former branch facilities and other fixed assets, and non-recurring tax savings of $261,000 and $783,000, respectively, resulting from a one-time tax savings of $1.0 million for the full year 2005. Also, the prior year’s earnings include $49,000 and $502,000 of merger-related charges for the three and nine months ended September 30, 2005, respectively, resulting primarily from the company’s acquisition of Lawrence Financial Holdings, Inc. on April 1, 2005. Including the non-recurring items, the company’s net income was $3,787,000 or $0.65 per diluted share, for the third quarter of 2005 and $7,485,000, or $1.29 per diluted share, for the first nine months of 2005.

The company’s total assets ended the third quarter of 2006 at $1.26 billion, as compared to the $1.23 billion in total assets recorded at September 30, 2005. Net loans at September 30, 2006 were $1.02 billion, as compared to the $995.6 million in loans on the books at September 30, 2005.

Discussing Oak Hill Financial’s third quarter results, President and CEO R. E. Coffman, Jr. said, “We continue to focus on improving asset quality, and I am pleased to report that we were able to further reduce our non-performing assets by $3.1 million, or 16%, during the third quarter. Combined with the $5.5 million reduction in non-performing assets in the second quarter, we’ve cut non-performing assets by 35% since March 31. The result is a substantial improvement in the non-performing assets ratio from 2.01% at March 31, to 1.55% at June 30, and now to 1.31% at September 30.”

“Net earnings for the third quarter were up 6.2% over the second quarter,” Coffman added. “While total loans were flat, we did see a linked-quarter increase in commercial real estate loans, which is the largest component of our portfolio. In other areas, the net interest margin held steady at the second quarter level, and net charge-offs were in line with our expectations.” Looking forward, Coffman said, “We are very optimistic about further reductions in our nonperforming assets, and we continue to explore various avenues to further improve asset quality. While we expect continued pressure on the net interest margin, we believe that the recent enhancements we have implemented with respect to loan and deposit pricing will help to mitigate the effects of the inverted yield curve. In addition, loan demand in our market areas is beginning to show signs of rebounding, although loan volume is expected to be moderate through year end. Also, growth in the loan portfolio may be tempered by potential sales of nonperforming and classified loans, which we are actively pursuing, and net charge-offs may be similarly affected in the short term.”

Key Issue Review and Outlook

Net Interest Margin - Oak Hill Financial’s net interest margin for the third quarter was 3.34%, as compared to the 3.72% posted in the third quarter of 2005 and unchanged from the 3.34% recorded for the second quarter of 2006. Although the current interest rate environment continues to constrain asset yields, the company has been able to slow the rate of increase in liability costs by repricing certain core deposit accounts and maintaining a disciplined approach to time deposit pricing. In addition, the company has taken advantage of opportunities to substitute lower-cost term borrowings for retail time deposits.

Operating Expenses - Non-interest expenses from continuing operations were 2.66% of average assets for the third quarter of 2006, which compares to 2.72% for the third quarter of 2005 and 2.64% for the second quarter of 2006. On a linked-quarter basis, operating expenses increased 2.3%. During the third quarter, compensation and benefits expense increased due primarily to a reduction in deferred loan origination costs, and depreciation and other occupancy expenses increased as a result of the opening of new branch and administrative facilities. Conversely, the third quarter saw decreases in various other expense categories, including supplies, core processing amortization, credit and collections, and marketing. The company’s efficiency ratio from operations for the third quarter of 2006 was 61.9%, as compared to 57.3% in the prior year’s quarter and 59.8% in the second quarter of 2006.

Non-Interest Income - Non-interest income from operations, including gain on sale of loans, was $3.3 million in the third quarter, an increase of 10.9% over the third quarter of 2005 but a decrease of 5.4% from the second quarter of 2006. The linked-quarter change resulted from a decrease in gain on sale of loans, the company’s receipt in the second quarter of a settlement payment related to its 2004 acquisition of Ripley National Bank, and increased amortization of mortgage servicing rights, which the company accounts for as a reduction in other non-interest income. Offsetting these items were linked-quarter increases in deposit service charges, insurance and investment services commissions, gain on sale of investments, and mortgage origination income.

Asset Quality - At the end of the third quarter, the nonperforming loans/total loans and nonperforming assets/total assets ratios were 1.33% and 1.31%, respectively, a decrease from the 1.79% and 1.55%, respectively, recorded at June 30, 2006. The improvement reflects a $4.8 million reduction in nonperforming loans during the quarter, and a $3.1 million decrease in total nonperforming assets. The reductions in nonperforming loans were primarily the result of the sale of commercial real estate securing loans of $1.8 million, $750,000, and $319,000, coupled with aggressive charge-offs and charge-downs in the nonperforming portfolio. Two of these properties were purchased by the company, which resulted in a $1.7 million linked-quarter increase in other real estate owned.

Bolstered by strong recoveries, the company’s net charge-offs (non-annualized) were 0.05% of average loans for the third quarter of 2006, as compared to 0.11% in the second quarter. Annualized net charge-offs stand at 0.23% through the first nine months of 2006, which is within the company’s historical range of 0.20% to 0.25%. However, the potential sale of additional nonperforming loans could increase net charge-offs in the fourth quarter.

Consistent with generally accepted accounting principles and regulatory guidelines, the company uses various formulas to determine its allowance for loan losses (ALL). The methodology takes into consideration not only charge-offs but also the rated quality of the company’s loans based on loan review grades and the types and amounts of loans comprising the portfolio, while allowing some discretion by management to make adjustments based on near-term economic conditions. Management’s ongoing analysis of the above factors indicated that an ALL/total loans ratio of 1.32% remained appropriate at September 30, 2006.

Asset/Loan Growth - Oak Hill Financial’s total assets and net loans declined slightly during the third quarter. The linked-quarter change was the result of the reduction in nonperforming assets and continued below-average loan demand in the company’s market areas. In addition, management continues to maintain tighter underwriting standards and a conservative approach to loan pricing.

Total deposits decreased on a linked-quarter basis at an annualized 5.9% as the company experienced seasonal decline in several core deposit categories and maintained a conservative approach to pricing interest-bearing deposits.

Stock Buyback - On February 21, 2006, the company announced that its board of directors authorized the repurchase of 278,000 shares, or approximately 5.0 percent, of its outstanding common stock. During the third quarter, 16,700 shares were repurchased under the program, bringing the total number of shares repurchased since February 21 to 214,300.

Oak Hill Financial is a financial holding company headquartered in Jackson, Ohio. Its subsidiary, Oak Hill Banks, operates 36 full-service banking offices and one bank loan production office in 16 counties across southern and central Ohio. A second subsidiary, Oak Hill Financial Insurance Agency, provides group health plans, benefits administration, and other insurance services to business and public-sector organizations throughout the same region. The company also holds 49% of Oak Hill Title Agency, LLC, which provides title services for commercial and residential real estate transactions. Additional information about Oak Hill Financial can be found on the company’s website at www.oakf.com.

Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and condition of Oak Hill Financial, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company’s current condition and management’s understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company’s future results are set forth in the periodic reports and registration statements filed by the company with the Securities and Exchange Commission.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 12, 2006 Press Release

	At September 30,
(In thousands)	2006	2005

SUMMARY OF FINANCIAL CONDITION

Total assets	$1,255,520	$1,229,228
Interest-bearing deposits and federal funds sold	1,884	4,802
Investment securities	144,574	131,066
Loans receivable - net	1,016,913	995,632
Deposits	963,522	980,246
Federal Home Loan Bank advances and other borrowings	193,422	149,921
Stockholders’ equity	94,172	93,860

The Company discloses net earnings, diluted earnings per share and certain performance ratios adjusted for non-recurring items. Management believes that presenting this information is an additional measure of performance that investors can use to compare operating results between reporting periods. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). In accordance with Securities and Exchange Commission Regulation G, reconciliation of the Company’s U.S. GAAP information to its operating information is presented in the table below.

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except share data)	2006	2005	2006	2005

RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES

Net earnings (U.S. GAAP)	$3,180	$3,939	$9,668	$7,800

Non-recurring items, net of tax:
Gain on sale of branch locations and other fixed assets	-	(16)	-	(133)
Merger-related expenses		33		327
Reduction in tax expense	-	(169)	-	(509)

Net earnings from operations	$3,180	$3,787	$9,668	$7,485

Diluted earnings per share (U.S. GAAP)	$0.58	$0.68	$1.74	$1.34

Non-recurring items, net of tax:
Gain on sale of branch locations and other fixed assets	-	-	-	(0.02)
Merger-related expenses	-	-	-	0.06
Reduction in tax expense	-	(0.03)	-	(0.09)

Diluted earnings per share from operations	$0.58	$0.65	$1.74	$1.29

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 12, 2006 Press Release

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except share data)	2006	2005	2006	2005

RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES (continued)

Non-interest income (U.S. GAAP)	$3,316	$3,013	$10,110	$8,556

Non-recurring items:
Gain on sale of branch locations and other fixed assets		(24)		(205)

Non-interest income from operations	$3,316	$2,989	$10,110	$8,351

Non-interest expense (U.S. GAAP)	$8,455	$8,144	$24,971	$22,938

Non-recurring items:
Merger-related expenses		(49)		(502)
Reduction in tax expense		261		783

Non-interest expense from operations	$8,455	$8,356	$24,971	$23,219

SUMMARY OF OPERATIONS (1)(2)(3)

Interest income	$20,482	$18,179	$59,100	$51,046
Interest expense	10,846	7,760	30,253	20,955

Net interest income	9,636	10,419	28,847	30,091
Provision for losses on loans	456	212	1,729	5,671

Net interest income after provision for losses on loans	9,180	10,207	27,118	24,420
Gain on sale of loans	200	327	742	869
Commissions income	891	710	2,584	2,071
Other non-interest income	2,225	1,952	6,784	5,411
General, administrative and other expense	8,455	8,356	24,971	23,219

Earnings before federal income taxes	4,041	4,840	12,257	9,552
Federal income taxes	1,111	1,428	3,339	2,692
Federal new markets tax credit	(250)	(375)	(750)	(625)

Net earnings from operations	$3,180	$3,787	$9,668	$7,485

SELECTED PERFORMANCE RATIOS FROM OPERATIONS (1)(2)(3)(5)(6)

Diluted earnings per share	$0.58	$0.65	$1.74	$1.29

Return on average assets	1.00%	1.23%	1.03%	0.86%
Return on average equity	13.62%	16.03%	13.87%	10.96%
Non-interest expense to average assets	2.66%	2.72%	2.67%	2.65%
Efficiency ratio	61.88%	58.86%	60.59%	57.67%

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 12, 2006 Press Release

	At or For the		At or For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except share data)	2006	2005	2006	2005

PER SHARE INFORMATION (U.S. GAAP)

Basic earnings per share (4)	$0.59	$0.69	$1.77	$1.37

Diluted earnings per share (5)	$0.58	$0.68	$1.74	$1.34

Dividends per share	$0.19	$0.17	$0.58	$0.51

Book value per share			$17.55	$16.62

OTHER STATISTICAL AND OPERATING DATA (U.S. GAAP) (6)

Return on average assets	1.00%	1.28%	1.03%	0.89%
Return on average equity	13.62%	16.67%	13.87%	11.43%
Non-interest expense to average assets	2.66%	2.66%	2.67%	2.62%
Net interest margin (fully-taxable equivalent)	3.34%	3.72%	3.39%	3.73%
Total allowance for losses on loans to non-performing loans			99.28%	79.32%
Total allowance for losses on loans to total loans			1.32%	1.32%
Non-performing loans to total loans			1.33%	1.67%
Non-performing assets to total assets			1.31%	1.41%
Net charge-offs to average loans (actual for the period)	0.05%	0.02%	0.17%	0.48%
Net charge-offs to average loans (annualized)	0.19%	0.10%	0.23%	0.64%
Equity to assets at period end			7.50%	7.64%
Efficiency ratio	61.88%	57.31%	60.59%	56.96%

(1)Excludes $261,000 and $783,000 reduction in tax expense for the three and nine months ended September 30, 2005 resulting from a tax savings of $1.0 million for 2005.
(2)Does not include $49,000 and $502,000 of merger-related charges for the three and nine months ended September 30, 2005.
(3)Does not include $24,000 and $205,000 of gains on the sale of branch locations and other fixed assets for the three and nine months ended September 30, 2005.
(4)Based on 5,379,089, 5,688,601, 5,467,480 and 5,684,826 weighted-average shares outstanding for the three and nine months ended September 30, 2006 and 2005, respectively.
(5)Based on 5,459,761, 5,797,053, 5,556,903 and 5,812,934 weighted-average shares outstanding for the three and nine months ended September 30, 2006 and 2005, respectively.
(6)Annualized where appropriate.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 12, 2006 Press Release

	At September 30,
(In thousands, except share data)	2006	2005

SUPPLEMENTAL DETAIL

BALANCE SHEET - ASSETS

Cash and cash equivalents	21,243	26,889
Trading account securities	-	-
Securities available for sale	140,972	127,442
Securities held to maturity	3,602	3,624
Other securities	7,958	7,517
Total securities	152,532	138,583
Total cash and securities	173,775	165,472
Loans and leases held for investment (1)	1,026,136	1,005,795
Loans and leases held for sale (1)	1,004	75
Total loans and leases (1)	1,027,140	1,005,870
Allowance for losses on loans	13,631	13,347
Goodwill	7,935	7,441
Other intangible assets	3,328	4,351
Total intangible assets	11,263	11,792
Mortgage servicing rights	3,404	3,109
Purchased credit card relationships	-	-
Other real estate owned	2,682	498
Bank owned life insurance	13,343	12,836
Other assets	37,544	42,998
Total assets	1,255,520	1,229,228

BALANCE SHEET - LIABILITIES

Deposits	963,522	980,246
Borrowings	170,422	126,921
Other liabilities	4,396	5,193
Total liabilities	1,138,340	1,112,360
Redeemable preferred stock	-	-
Trust preferred securities	23,000	23,000
Minority interests	8	8
Other mezzanine level items	-	-
Total mezzanine level items	23,008	23,008
Total liabilities and mezzanine level items	1,161,348	1,135,368

BALANCE SHEET - EQUITY

Preferred equity	-	-
Common equity	94,172	93,860
MEMO ITEM: Net unrealized gain (loss) on securities
available for sale, net of tax	305	(217)
End of period shares outstanding (2)	5,365,974	5,647,760
Options outstanding	444,583	498,783
Treasury shares held by the Company	508,660	226,874

(1)Data is net of unearned interest, gross of allowance for losses on loans
(2)Excludes treasury shares

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 12, 2006 Press Release

	At or For the		At or For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except share data)	2005	2006	2005	2006

SUPPLEMENTAL DETAIL (continued)

Repurchase plan announced?	No	No	Yes	Yes
Number of shares to be repurchased in plan(1)	N/A	N/A	278,000	290,000
Number of shares repurchased during the period(1)	16,700	79,644	266,355	216,295
Average price of shares repurchased(1)	$24.82	$29.96	$28.89	$28.61
INCOME STATEMENT

Interest income	20,482	18,179	59,100	51,046
Interest expense	10,846	7,760	30,253	20,955
Net interest income	9,636	10,419	28,847	30,091
Net interest income (fully-taxable equivalent)	10,007	10,767	29,969	30,985
Provision for losses on loans	456	212	1,729	5,671
Non-recurring expense:
Merger-related expenses	-	49	-	502
Non-recurring income:
Gain on sale of branch locations and other fixed assets	-	24	-	205
Trading account income	-	-	-	-
Foreign exchange income	-	-	-	-
Trust income	-	-	-	-
Commissions income	891	710	2,584	2,071
Service charges on deposits	1,442	1,226	4,007	3,186
Gain on sale of loans	200	327	742	869
Gain on investment securities transactions	41	138	145	508
Other non-interest income	742	588	2,632	1,717
Total non-interest income	3,316	2,989	10,110	8,351
Employee compensation and benefits	4,545	4,437	12,949	12,012
Occupancy and equipment expense	1,063	1,037	3,043	3,090
Foreclosed property expense	-	-	-	-
Amortization of intangibles	229	299	741	670
Other general, administrative and other expense	2,618	2,322	8,238	6,664
Total non-interest expenses	8,455	8,095	24,971	22,436
Net income before taxes	4,041	5,076	12,257	10,038
Federal income taxes	1,111	1,512	3,339	2,863
Federal new markets tax credit	(250)	(375)	(750)	(625)
Net income before extraordinary items	3,180	3,939	9,668	7,800
Extraordinary items
Net income	3,180	3,939	9,668	7,800

CHARGE-OFFS	-	-	-	-

Loan charge-offs	1,520	1,665	3,688	6,908
Recoveries on loans	1,017	1,413	1,937	2,214
Net loan charge-offs	503	252	1,751	4,694

AVERAGE BALANCE SHEET

Average loans and leases	1,030,925	1,012,772	1,031,747	984,481
Average other earning assets	158,141	136,153	151,532	125,175

(1)
There were 52,055 shares repurchased at an average price of $32.40 under the plan announced on May 26, 2005. These shares completed the plan, and a new plan was announced on February 21, 2006. There were 16,700 and 214,300 shares repurchased at an average price of $24.82 and $28.02 for the three and nine months ended September 30, 2006 under the new plan.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 12, 2006 Press Release
	For the		At or For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except share data)	2006	2005	2006	2005

SUPPLEMENTAL DETAIL (continued)

AVERAGE BALANCE SHEET (continued)

Average total earning assets	1,189,066	1,148,925	1,183,279	1,109,656
Average total assets	1,259,584	1,216,862	1,250,926	1,169,568
Average non-interest bearing deposits	90,785	92,647	91,977	88,362
Average total time deposits	541,593	592,743	556,058	583,770
Average other interest-bearing deposits	330,911	282,853	325,550	256,424
Average total interest-bearing deposits	872,504	875,596	881,608	840,194
Average borrowings	199,146	148,873	179,870	143,916
Average interest-bearing liabilities	1,071,650	1,024,469	1,061,478	984,110
Average preferred equity	-	-	-	-
Average common equity	92,612	93,745	93,217	91,275

ASSET QUALITY AND OTHER DATA

Non-accrual loans			13,514	16,021
Renegotiated loans			-	-
Loans 90+ days past due and still accruing			217	806
Total non-performing loans			13,731	16,827
Other real estate owned			2,682	498
Total non-performing assets			16,413	17,325

ADDITIONAL DATA

1 - 4 family mortgage loans serviced for others			237,043	247,505
Proprietary mutual fund balances			-	-
Fair value of securities held to maturity			3,884	3,881
Full-time equivalent employees			432	439
Total number of full-service banking offices			36	34
Total number of bank and thrift subsidiaries			1	1
Total number of ATMs			41	40

LOANS RECEIVABLE

1 - 4 family residential			234,290	236,898
Home equity			42,578	43,038
Multi-family residential			41,397	32,751
Commercial real estate			399,341	373,992
Construction and land development			51,830	57,298
Commercial and other			146,428	157,497
Consumer			109,133	102,348
Credit cards			2,143	2,049

Loans receivable - gross			1,027,140	1,005,871
Unearned interest			-	(1)

Loans receivable - net of unearned interest			1,027,140	1,005,870
Allowance for losses on loans			(13,631)	(13,347)

Loans receivable - net (1)			1,013,509	992,523

(1)	Does not include mortgage servicing rights.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 12, 2006 Press Release

	For the		At or For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except share data)	2006	2005	2006	2005

SUPPLEMENTAL DETAIL (continued)

DEPOSITS

Transaction accounts
Non-interest bearing			89,970	100,872
Interest-bearing			75,787	79,425
Savings accounts			52,541	69,946
Money market deposit accounts			203,593	138,084
Other core interest-bearing			384,742	420,786

Total core deposit accounts			806,633	809,113
Brokered deposits			45,549	90,535
Other non-core interest-bearing accounts			111,340	80,598

Total deposits			963,522	980,246

Yield/average earning assets (fully-taxable equivalent)	6.96%	6.40%	6.81%	6.26%
Cost/average earning assets	3.62%	2.68%	3.42%	2.53%

Net interest income (fully-taxable equivalent)	3.34%	3.72%	3.39%	3.73%

NEW MARKETS TAX CREDIT

Qualified equity investment in Oak Hill Banks Community Development Corp.			20,000	10,000

	Aggregate
	QEI	New Markets Tax Credit
Year	Amount	2006	2007	2008	2009	2010	2011

2004	10,000	500	600	600	600	600	-
2005	10,000	500	500	600	600	600	600

Totals	20,000	1,000	1,100	1,200	1,200	1,200	600